Exhibit 99.1

C R E A T I N G T H E S M A R T H O M E E X P E R I E N C E I N V E S T O R P R E S E N T A T I O N O C T O B E R 2 0 1 9

Explanatory Note and Disclaimers Explanatory Note This presentation supplements and updates the investor presentation, dated September 16, 2019 (the “Original Presentation”), substantially to reflect the following changes: Revised Slide 3 to reflect the filing of the S-4 prior to the date of this presentation Revised Slides 4 and 28 to reflect the appointment of Dale Gerard as Vivint’s Interim Chief Financial Officer Revised Slide 5 to reflect Fortress’s assets under management as of June 30, 2019 Revised Slide 6 to add reference to new Appendix B Revised Slides 8, 37, 41 and 44 to revise footnotes (footnote 3 on slide 8; footnote 2 on slide 41) to clarify assumptions and cross reference to new Appendix B Revised Slide 16 to add approximate per unit monthly service revenue and remove annual subscription revenue; add Security service package price; update unit economic metrics; and revise footnotes 1 and 3 to clarify assumptions and footnote 3 to add cross reference to new Appendix B Revised Slide 28 to remove references to Vivint’s former Chief Product Officer Revised Slides 43 and 52 for increased fee estimate and Mosaic trust account balance Revised Slide 46 to remove information regarding projected revenue growth, projected Adjusted EBITDA growth and projected Adjusted EBITDA margin because the originally presented data did not use consistent methodology across companies Added new Slide 53 regarding Vivint’s direct-to-home sales process Revised Slide 55 to include Free Cash Flow subtotal and Slide 56 to add definition of Free Cash Flow Revised Slide 57 to incorporate definitions from Appendix B Added new Slides 58 through 68 containing Appendix B: Financial Supplement This presentation supersedes the Original Presentation in all respects and the Original Presentation should not be relied upon for any purpose.

Explanatory Note and Disclaimers Disclaimers The recipient of this presentation shall not use it for any purpose other than expressly authorized by Mosaic Acquisition Corp. (“Mosaic”) and Vivint Smart Home, Inc. (“Vivint”). Any reproduction or distribution of this presentation, in whole or in part, or the disclosure of its contents, without the prior consent of Mosaic and Vivint is prohibited. This presentation is being made in respect of the proposed merger transaction involving Mosaic and Vivint. Mosaic filed a registration statement on Form S-4 with the SEC, which includes a proxy statement of Mosaic, a consent solicitation statement of Vivint and a prospectus of Mosaic, and each party will file or has filed other documents with the SEC regarding the proposed transaction. A definitive proxy statement/consent solicitation statement/prospectus will also be sent to the stockholders of Mosaic and Vivint, seeking any required stockholder approval. Before making any voting or investment decision, investors and security holders of Mosaic and Vivint are urged to carefully read the entire registration statement and proxy statement/consent solicitation statement/ prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they contain important information about the proposed transaction. The documents filed by Mosaic with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Mosaic may be obtained free of charge from Mosaic at www.mosaicac.com. Alternatively, these documents, when available, can be obtained free of charge from Mosaic upon written request to Mosaic Acquisition Corp., 375 Park Avenue, New York, New York 10152, Attn: Secretary, or by calling (212) 763-0153. Mosaic, Vivint and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Mosaic, in favor of the approval of the merger. Information regarding Mosaic’s directors and executive officers is contained in Mosaic’s Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2019, and June 30, 2019, which are filed with the SEC. Information regarding Vivint’s directors and executive officers (who serve in equivalent roles at APX Group Holdings, Inc.) is contained in APX Group Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2019, and June 30, 2019, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/consent solicitation statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, Mosaic’s and Vivint’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in Mosaic’s Form 10-K for the year ended December 31, 2018 under Risk Factors in Part I, Item 1A. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and Mosaic and Vivint believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and neither Mosaic nor Vivint is under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports, which Mosaic has filed or will file from time to time with the SEC. In addition to factors previously disclosed in Mosaic’s reports filed with the SEC and those identified elsewhere in this presentation, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to meet the closing conditions to the merger, including approval by stockholders of Mosaic and Vivint on the expected terms and schedule and the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; failure to realize the benefits expected from the proposed transaction; the effects of pending and future legislation; risks related to disruption of management time from ongoing business operations due to the proposed transaction; business disruption following the transaction; risks related to Mosaic’s or Vivint’s indebtedness; other consequences associated with mergers, acquisitions and divestitures and legislative and regulatory actions and reforms; risks of the smart home and security industry, including risks of and publicity surrounding the sales, subscriber origination and retention process; the highly competitive nature of the smart home and security industry and product introductions and promotional activity by competitors; litigation, complaints, product liability claims and/or adverse publicity; cost increases or shortages in smart home and security technology products or components; the introduction of unsuccessful new smart home services; privacy and data protection laws, privacy or data breaches, or the loss of data; the impact of the Vivint Flex Pay plan to Vivint’s business, results of operations, financial condition, regulatory compliance and customer experience; and Vivint Smart Home’s ability to successfully compete in retail sales channels. Any financial projections in this presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Mosaic’s and Vivint’s control. While all projections are necessarily speculative, Mosaic and Vivint believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this presentation should not be regarded as an indication that Mosaic and Vivint, or their representatives, considered or consider the projections to be a reliable prediction of future events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Mosaic and is not intended to form the basis of an investment decision in Mosaic. All subsequent written and oral forward-looking statements concerning Mosaic and Vivint, the proposed transaction or other matters and attributable to Mosaic and Vivint or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Vivint and related marks are registered trademarks or trademark applications of, or are otherwise owned or used by, Vivint, Inc., Vivint’s indirect wholly-owned subsidiary. Any trademarks, trade names or service marks of other companies appearing herein are, to the knowledge, the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the absence of such references does not indicate the registration status of the trademarks, service marks and trade names and is not intended to indicate, in any way, that Mosaic or Vivint will not assert, to the fullest extent under applicable law, the rights or the right of the applicable licensor to such trademarks, service marks and trade names. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, none of Mosaic, Vivint, their respective affiliates, nor their respective directors, officers, employees, members, partners, shareholders or agents makes any representation or warranty with respect to the accuracy of such information. Statement Regarding Non-GAAP Financial Measures This presentation includes Adjusted EBITDA, Covenant Adjusted EBITDA, Free Cash Flow and Unlevered Free Cash Flow, which are supplemental measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). See the Appendix A to this presentation for definitions of these non-GAAP measures and reconciliations to the most comparable financial measures calculated in accordance with GAAP. 3

Today’s presenters and leadership Todd Pedersen Alex Dunn Dale Gerard Drew McKnight David Maura Vivint Smart Home Vivint Smart Home Vivint Smart Home Fortress Investment Group Mosaic Acquisition Corp. Founder and Chief Executive Officer President Interim Chief Financial Officer Managing Partner Chairman, President and 20+ years with Vivint 13+ years with Vivint 9+ years with Vivint Chief Executive Officer 4

Strong base of committed shareholders with aligned interests, including:

Long-standing Commitment to Vivint

Blackstone

- Global investment manager with $545 billion[1] in assets under management, and a 30+ year track record of value creation
- Notable history of successfully investing in the technology sector
- Highly supportive of management and has supported growth since initial investment in 2012
- **Blackstone and Vivint management rolling in excess of $2.3 billion in equity investment and making an additional $100 million equity investment**

Long-term Investors

FORTRESS

- Leading, highly diversified global investment manager with approximately $40.9 billion of assets under management[2] as of June 30, 2019
- Manages assets on behalf of over 1,750 institutional clients and private investors worldwide across a range of credit and real estate, private equity and permanent capital investment strategies
- Owned by SoftBank Group
- **New investment of $125 million**

SoftBank Group

- Global technology investor that aspires to advance the Information Revolution by accelerating the growth of leading technology companies with superior business models
- **A representative of the SoftBank Vision Fund will serve as director of the company post close**

History of Operational Expertise

MOSAIC ACQUISITION CORP

- Market-leading SPAC structure (no warrants on Forward Purchase Agreement)
- Executives with extensive public markets experience, with deep bench of marquee investors (HRG, Spectrum Brands)
- Efficient capital allocator – management team executed on 11 platform M&A transactions (aggregate value of ~$4 billion) and numerous financing related transactions at Spectrum Brands since 2010
- **Fully committed $150 million through Forward Purchase Agreements**

1. As of June 30, 2019
2. Includes $0.7 billion of AUM related to co-managed funds as of March 31, 2019

vivint.SmartHome 5

AGENDA

1 INVESTMENT THESIS

2 COMPANY OVERVIEW

3 GROWTH STRATEGY

4 FINANCIAL SUMMARY

5 TRANSACTION OVERVIEW AND COMPARABLES

APPENDIX A: GENERAL

APPENDIX B: FINANCIAL SUPPLEMENT

6

INVESTMENT THESIS

Investment thesis for Vivint Smart Home

Proprietary cloud-based software platform delivering premier Smart-Home-as-a-Service

1.5M Total Subscribers

20M+ devices managed in subscribers' homes

1.5B+ home-related events each day

7+ daily app actions per user[1]

Highest app engagement[2]

Attractive recurring business model

95%+ recurring revenue

Large cohort base with **$5.7B** revenue backlog

Subscription model with strong visibility and long-term contracted cash flows

Compelling unit economics with Flex Pay significantly enhancing capital efficiency

$63.35 Increasing AMRU

>3.0x LTV / Net SAC[3]

Strong customer retention with **~8 year** subscriber lifetime

75% Net Service Margin[4]



IRR
22%
39%
2016A
2019E

Strong subscriber momentum



Subscribers (M)
13% CAGR
0.7
1.6
2012A
2019E

Differentiated end-to-end model

Find | Design | Install | Manage

- Patented technology with data-driven, vertically integrated proprietary engine to generate new business
- **14 devices+** per home enables complex, yet highly tailored experiences[5]
- Continual software improvements

Strong growth and attractive margins at scale



Revenue ($M)
14% CAGR
$758
$1,444
2016A
2021E
Adj. EBITDA ($M)
23% CAGR
$221
29%
$623
43%
2016A
2021E
◆ Adj. EBITDA margin

Multiple levers for sustained, organic growth



North American Smart Home Market ($B)[6]
20% CAGR
$16
2019E
$33
2023E

- Growing existing channels
- Expanding product and service offerings
- Potential new channels
- Entering adjacent markets
- Selling to existing customers

Founder-led management team

Proven team with a track record of operational excellence, financial performance, and ongoing technological innovation and leadership

Management rolling 100% of equity

vivint.SmartHome

Note: All data as of June 30, 2019
1. Average actions per admin user for the month of August 2019
2. App Annie, average Open Rate during the period January – May 2019
3. Illustrative metrics based on 2019 financials, assuming 60-mo contract; see Appendix B: Financial Supplement for Third Party Financing detail
4. For the quarter ended June 30, 2019
5. Average across active subscribers on Vivint Smart Home OS as of June 30, 2019
6. Source: Research on Global Markets – Insights by Netscribes: Global Smart Home Market (2018-2023)

8

COMPANY OVERVIEW

CUSTOMER EXPERIENCE VIDEO vivint.com/cxvideo

In the next hour...



84M

events processed in the cloud by the Vivint Smart Home OS[1]

98K

live video views from apps and panels, plus another 83K views of recorded video[1]

36K

views of home activity history from mobile apps[1]

31K

changes to locks and thermostats via apps, panels, and voice[1]

33K

actions performed automatically by the Vivint Smart Home OS / Vivint Assist[1]

101K

home state changes to *Away* decided by Vivint Assist, plus over 1K automated state changes to *Vacation*[2]

DATA ▶ KNOWLEDGE ▶ ACTION = vivint.SmartHome

1. Based on the average rate between 6am and 10pm Mountain Time for the 2-week period ending August 30, 2019
2. Based on the average rate between 6am and 6pm Mountain Time for the 2-week period ending August 30, 2019

vivint.SmartHome
11

VIVINT’S MISSION Redefine the home experience through intelligently designed cloud-enabled solutions delivered to every home by people who care. 12

Delivering a transformative Smart Home experience requires simply and affordably integrating consumers’ digital and physical worlds Transforming everyday experiences sets a high bar for consumer-facing technology Digital Physical Doing this in mainstream consumers’ Transformative homes requires extensive physical- Smart Home Platform world operational capabilities A stable, profitable business model is critical for long-term viability and Differentiated sustained growth Business Model

Vivint is in the early days of a big opportunity

Significant household opportunity in North America



1.5M
Current Subscribers[1]

160M
U.S. and Canadian households[2]

1% Market Penetration[1]

Conventional market sizing underestimates the home opportunity

North American Smart Home Market (2019E – 2023E)[3]



20% CAGR
$16B
$33B
2019E
2023E

Vivint is built for redefining the home experience



Appliances
Groceries
CPG replenishment
Home warranty
Water management
HVAC service
Home insurance
Short-term rentals
Multi-family
International
Home healthcare
Secure delivery
Aging in place
SMART HOME OPERATING SYSTEM

1. As of June 30, 2019
2. As of December 31, 2018
3. Source: Research on Global Markets – Insights by Netscribes: Global Smart Home Market (2018-2023)

vivint.SmartHome
14

Vivint is succeeding at delivering consumers a transformative Smart Home experience







USER EXPERIENCE

Smart Home Operating System that delivers a seamlessly integrated and intuitive experience

Highest app engagement in the connected home industry[1]

7+ daily app actions per user[2]

4.6-star app rating with 74K reviews[3]

GO-TO-MARKET

U.S. and Canada sales, installation and service footprint with coverage of **98% of U.S. zip codes**[4]

~8M consumer conversations by **4,800+ sales reps** per year[5]

Third-party financing of equipment purchases through **Vivint Flex Pay**

SCALE

1.5M subscribers across North America[4] with **308K new subscribers** in Q2'19 LTM 2019

20M+ devices managed on Vivint's platform[4] with an average of **14+ devices** per home[6]

1.5B+ events per day processed in Vivint's cloud-based operating system[4]

$5.7B in backlog revenue from existing subscriber base[4]

1. App Annie, average Open Rate during the period January – May 2019
2. Average actions per admin user for the month of August 2019
3. Average for iOS and Android as of September 2019
4. As of June 30, 2019
5. Based on management's estimate for 2019E
6. Average across active subscribers on Vivint Smart Home OS as of June 30, 2019

vivint.SmartHome

15

Vivint Flex Pay pricing model gives flexibility to consumers and delivers powerful unit-of-one economics

Devices and services sold separately



$1,500
avg. equipment purchase[1]
0% APR financing available for up to 60 months**
(85% 3rd-party[2])

~$48
Monthly service revenue

Service Packages

Security	Smart Home	Cameras	Car Guard
$29.99/MO	$39.99/MO	$5.00/MO Per Camera	$9.99 1st Car; $4.99 Additional Cars

Subscription agreements are coterminous with equipment financing term

Attractive unit economics create long-term value[3]

~$48	~8 yr	~70%
Monthly service revenue	Subscriber life	Net Service margin

~$3,265	~$1,090
Service margin LTV per subscriber	Net SAC per subscriber
>3.0x	**~47%**
LTV / Net SAC	IRR

Flex Pay has transformed Vivint's business

- Flex Pay provides greater subscriber accessibility
- Enables qualified customers to purchase smart home devices with unsecured financing either through:
  - 3rd-party financing partners
  - Vivint
- In most cases at 0% APR

✓ Improved unit economics
✓ Increased contract length
✓ Reduced balance sheet risk
✓ Improved the capital efficiency of the business

vivint.SmartHome

Note: All data as of June 30, 2019
** With approved credit
1. Based on management's estimates for 2019; does not include pay-in-full payment type
2. Defined as Third Party Financing Partners and PIF
3. Illustrative metrics based on 2019 financials, assuming 60-mo contract; see Appendix B: Financial Supplement for Third Party Financing detail

16

Improving unit economics and business model innovation are driving significant enterprise scaling Annual bookings trending at over Net subscriber cost ($) Adj. EBITDA growth and margin expansion ($M) 1.5x of GAAP revenue each year ($B) Adj. EBITDA Revenue Bookings ($B) $1,996 $1.8 (47%) $1,444 $1.7 $1,050 $1,064 Adj. EBITDA CAGR $1.5 30% $623 $281 2016A LTM Q2’19A 2018A 2021E 2017A 2018A 2019E Bookings to 1.7x 1.6x 1.5x GAAP revenue IRR Adjusted EBITDA margin Backlog ($B) 86% of revenue is booked $5.8 43% from prior cohorts in 2019E +17pts 39% 41% 35% $5.2 22% 27% $4.8 2016A 2019E 2018A 2019E 2020E 2021E 2017A 2018A 2019E 17

Consumers want Do-It-For-Me (DIFM) services VS Integrating numerous devices that were not designed to work together is difficult and often results in an experience that is complex, inconsistent, and unreliable DIY solutions put a large burden on homeowners to accurately and correctly install and support so many devices themselves    1. Parks Associates, The Impact of DIY Solutions on the Residential Security Market, July 2018 2. ABI Research, World Market 2020 Forecast, excluding Luxury segment 4 4.8 hrs Average installation time for DIY security systems1 76% of the Smart Home market in 2020 expected to be with managed service providers2 Whole-home automation requires users to write individual rules for each and every circumstance Vivint’s software within the devices, in the cloud, and in the app work together to help mainstream consumers seamlessly manage their homes 18

Vivint's model for delivering an end-to-end Smart Home solution

Find



- 98% of U.S. zip codes covered[1]
- In-home, online, and retail
- 4,800+ total sales representatives across all channels[2]
- ~8M consumer conversations per year across all channels[2]

Design



- Consultative sales critical for comprehensive Smart Home
- $47.75 average monthly subscription revenue per subscriber[3]
- Over 14 devices per system[4]

Install



- Professional installation with half done same-day[5]
- 85 tNPS for installation[5]
- Dedicated licensing and permitting department
- 3,000+ installers[1]

Manage



- White-glove support with 81% first-contact resolution rate[5]
- Continual software improvement with regular, recurring updates pushed to devices in homes

Street Genie



Tech Genie



Care Genie



vivint.SmartHome

1. As of June 30, 2019
2. Based on management's estimates for 2019E
3. For new subscribers, as of LTM June 30, 2019
4. Average across active subscribers on Vivint Smart Home OS as of June 30, 2019
5. For the year-ended December 31, 2018

19

Vivint’s consultative sales channels bring Smart Home to the consumer New In Home Online Channels 4,500+ in-home sales representatives 43% of net new subscribers2 ~8M in-home conversations per year1 28% 4-year CAGR3 1. Based on management’s estimates for 2019E 2. LTM as of June 30, 2019 3. Reflects net new subscriber adds through inside sales from 2014-2018 4. U.S. Census Bureau, Current Population Survey/Housing Vacancy Survey, July 25, 2019 Retail: several pilots underway Multifamily: 47.2M units in the U.S.4 Additional: homebuilders, CEDIA 20

Vivint’s patented technology empowers its Smart Home Pros to design, finance and install a customized system for every consumer Street Genie Tech Genie Care Genie Area and performance management Lead distribution Demographics and pre-qualification Licensing and compliance Configuration, pricing Schedule management Upgrades (CPQ, loan, and quoting payment) Work order details Underwriting and loan Integration with smart home Inventory management processing products for system testing Licensing and and diagnostics Payment collection compliance Performance management Technician dispatch Account information and history Smart home system diagnostics Support and troubleshooting workflows Work order scheduling Device order fulfillment 21

A standalone device strategy is different than a winning Smart Home strategy Standalone Device Smart Home Multiple apps Many devices required to create a smart home DIY install Seamless and intuitive experience in a single app One-time purchase with little or no subscription Hassle-free DIFM installation and maintenance Hardware margin business model Long-term relationship with subscriber Difficult path to smart home High-margin subscription business model AI-driven automation and assistance 22

Vivint’s extensive suite of proprietary Smart Home devices enables comprehensive coverage of the home… 9 15 14 7 6 8 10 12 5 4 3 2 13 11 1 1. Non-proprietary devices primarily sold wholesale 2. Average across active subscribers on Vivint Smart Home OS as of June 30, 2019 1 2 3 4 5 Outdoor Doorbell Indoor 30 day In-Home Video Video Video DVR Control 6 7 8 9 10 Thermostat Garage Door Vehicle Flood Motion Control Control1 Protection1 Protection Awareness 11 12 13 14 15 Glass Break Window Fire CO Lighting Awareness Awareness Protection Protection Control1 ...with over 14 devices persystem2 23

Partners want their devices integrated into Vivint’s curated ecosystem… …which makes them smarter 24

The Vivint Smart Home Operating System seamlessly integrates all of these devices into a unified, intuitive experience Smart Home Operating “Tell Vivint I’m System going out”    DATA KNOWLEDGE ACTION = 1. As of June 30, 2019 Vivint Smart Home OS: Proprietary software running in the home, the cloud, and apps Flexible and extensible Real-time events, with 1.5B+/day processed in the cloud1 AI-powered automation and assistance with Vivint Assist 25

Proprietary data underpinned by Vivint’s powerful AI-driven software fuels product innovation and additional growth opportunities Technology, service, and business model 1.5M innovation enable superior customer subscribers experience 20M+ managed Accurate modeling of home occupancy devices 98% of U.S. requires broad sensor coverage zip codes Occupancy and other analytics are critical to delivering smart functionality and unlocking new business opportunities, including: DATA KNOWLEDGE ACTION = Home automation based on occupancy state changes Secure package delivery HVAC fault detection and prediction Home insurance loss mitigation and optimized risk-based pricing Comprehensive data is critical to empowering a truly smart home Note: All data as of June 30, 2019 26

Vivint delivers an easy, affordable, and transformative Smart Home experience Technology Digital: HomeKit Physical: Service Capabilities Note: Based on management’s estimates 27

Founder-led management team with significant industry experience Todd Pedersen Alex Dunn Founder and President Chief Executive Officer Matt Eyring Todd Santiago Scott Hardy Dale Gerard Jeremy Warren EVP, General Manager EVP, General Manager of Chief Operating Officer Interim Chief Financial Officer Chief Technology Officer of Inside Sales New Channels Joe Albaugh Starr Fowler Nate Randle JT Hwang Joy Driscoll Durling Shawn Lindquist Chief Security Officer SVP, Human Resources Chief Marketing Officer Chief Engineering Officer Chief Information and Digital Chief Legal Officer Enablement Officer 28

GROWTH STRATEGY 29

Vivint has a five-pronged strategy for growth Entering adjacent markets 5 Expanding product and service offerings 4 Selling to existing customers Adding new 3 Growing channels existing channels 2 1 30

1 Growing existing channels Direct-to-home growth strategy Continued dedication to new and established recruiting hubs Open new recruiting hubs each year New pay scale incentives to drive recruiting National inside sales growth strategy Capitalize on increasing awareness of Vivint and Smart Home category Continue to refine digital marketing funnel and online lead sources Grow third-party lead referral partners 31

2 Adding new channels


vivint.SmartHome
Let's make your home a whole lot smarter.




5074
vivint.

Retail

- In-store lead generation coupled with in-home sales experience
- Design, sale and install of systems in a single appointment creates significant efficiencies
- Excellent customer experience, with a tNPS of 82[1]

Multifamily – Vivint Smart Properties

- Sizeable opportunity, with 47.2 million total units (36% of Americans rent)[2]
- Strong value proposition for owners: ancillary revenue, operational efficiencies, property differentiation, mitigation of insurance risks
- Formidable competitive advantages for Vivint: nationwide operations, highly-rated and robust product offering, mature core business

Professional channels

- New homebuilders channel efforts target ~900K new single-family homes built each year[2]
- New CEDIA (custom installation/AV) channel offers opportunity to sell larger systems with attractive unit economics
- Control4 integration allows access to network of 3,000+ dealers[3]

1. YTD as of September 2019
2. Source: U.S. Census Bureau, Monthly New Residential Construction, July 2019
3. Source: Company filings

vivint.SmartHome
32

3 Selling to existing customers Vivint is just beginning to offer upgrades to its existing subscriber base Full-system upgrades Vivint Flex Pay unlocks the ability to offer full-system upgrades Focus in 2019 has been on subscribers near the end of or out of contract: ~18K upgrades sold through YTD June 2019; up from ~3K for all of 2018 Existing subscribers want the newest devices and software platform, and are willing to extend contract terms with new financing offer Device up-sell Individual device upsell to begin in 2020 Generates both hardware margin and increased subscription revenue Leveraging app, customer care and field technicians 33

4 Expanding product and service offerings New products create opportunities for subscription revenue growth Vivint Car Guard launched in 2019 Vivint can sell Car Guard not only to new subscribers, but also to its existing subscriber base Seamlessly integrated into the Vivint Smart Home Operating System Subscription pricing for Car Guard is $9.99/month for the first device and $4.99/month for additional devices 34

5 Entering adjacent markets: Vivint is in the early days of a big opportunity Vivint is able to unlock additional market opportunities, building upon: Capabilities to sell, deploy Breadth of data and depth of understanding that comes Existing subscriber base and manage services from comprehensive, professionally installed systems Appliances Home warranty Groceries CPG replenishment Water management Home insurance HVAC service Multi-family International Short-term rentals Secure Aging Home healthcare delivery in place 35

FINANCIAL SUMMARY 36

Superior financial model

Subscription-based business model	*95%+*	Recurring revenue
Leading scale	*$1.17B*	Revenue (2019E)
Margin outperformance	*75%*	Net Service Margin (Q2'19)
Strong adjusted EBITDA growth	*30%*	Adjusted EBITDA CAGR ('18-'21E)
Expanding subscriber base	*1.6M*	Total Subscribers (2019E)
Differentiated unit economics	*>3.0x*	LTV / Net SAC[1]
Long-term customer relationships	*~8 years*	Average customer lifetime
Predictable revenue	*$5.8B*	Revenue backlog (2019E)
Robust backlog	*1.6x*	Bookings / GAAP revenue (2018A)

vivint.SmartHome

1. Illustrative metrics based on 2019 financials, assuming 60-mo no RICs contract; see Appendix B: Financial Supplement for Third Party Financing detail

37

Compelling Smart-Home-as-a-Service subscription model yielding differentiated growth and margin expansion Subscribers Revenue In M In $M $1,444 1.9 $1,303 1.7 $1,168 1.6 $1,050 1.4 $882 1.3 $758 1.1 2016A 2017A 2018A 2019E 2020E 2021E 2016A 2017A 2018A 2019E 2020E 2021E 62% projected growth from 2016A to 2021E Predictable, subscription-based revenue projected to grow at 14% CAGR from 2016A to 2021E Adjusted EBITDA Adjusted EBITDA margin In $M 41% 43% $623 35% $530 29% 27% $414 20% $221 $281 $177 2016A 2017A 2018A 2019E 2020E 2021E 2016A 2017A 2018A 2019E 2020E 2021E 2017A Adjusted EBITDA projected to more than triple by 2021E, supported by $5.7B backlog (Q2’19) Projected 23% margin increase from 2017A to 2021E driven by service margin, optimization and scale 2017A Adjusted EBITDA impacted by Best Buy partnership which was exited in 2018 38

Continued portfolio growth and service cost optimization driving Adjusted EBITDA margin expansion 2018A – 2019E Adjusted EBITDA bridge Commentary 35% Portfolio growth: Higher subscription and margin A equipment revenue driven by increasing number of subscribers (1.4M 1.6M) 27% margin •B Service cost improvement: Integrated technology platform that provides continual functional enhancements, better customer experience, at lower support and service costs C Expensed SAC: Reductions in fixed costs D G&A: Scaling and cost improvements 1 A B C D 1. Other includes bad debt, Flex Pay fees, stock-based compensation 39

As Flex Pay has scaled, Vivint has accelerated the acquisition of new subscribers at increasingly attractive economic terms Third Party Financing Partner new subscriber mix % Strong deleveraging trajectory (Net Leverage1) 5.7x 68% 5.5x 64% 43% 4.3x ~4.0x <3.0x 2017A 2018A Q2’19 LTM Q2’18 Q2’19 Pro Forma Q2’19 2019E Target Leverage Adjusted EBITDA Unlevered Free Cash Flow2 $372 $18 $281 ($3) $177 ($126) ($189) 2017A 2018A Q2’19 LTM 2016 2017 2018 Q2’19 LTM 1. Net Leverage is calculated as Net Debt / LTM Covenant Adjusted EBITDA and includes adjustment for expensed SAC. Net Debt does not include any liabilities associated with the Vivint Flex Pay financing program 40 2. Unlevered Free Cash Flow is defined as cash flow from operations less capital expenditures plus net interest expense adjusted for tax at the effective rate of 0%

Vivint's excellence in both technology and real-world operations powers a Smart Home business that delivers for consumers and investors


Digital
Physical
vivint.
Differentiated Business Model

Digital

- Proprietary cloud-enabled Vivint Smart Home OS delivers a seamlessly integrated, intuitive experience
- Broad portfolio of proprietary devices enables comprehensive coverage
- Curated partner-neutral ecosystem provides flexible extensibility
- AI-driven automation and assistance software, Vivint Assist, powered by 1.5B+ events per day

Physical

- 1st-party direct-to-home sales team of 4,500+ representatives for consultative design
- 3,000+ field technician employees nationwide for hassle-free installation and support
- Comprehensive systems of 14+ devices per home managed with DIFM simplicity[1]
- Proprietary "Genie" technology empowers our people to operate smoothly and efficiently

Differentiated business model

- Flex Pay provides consumer flexibility and cash efficiency with 3rd-party financing
- >3.0x LTV / Net SAC with 47% IRR[2]
- 95%+ subscription revenue with 75% Net Service Margin[3] delivers tremendous predictability
- 37% '18A-'20E Adj. EBITDA CAGR at scale with multiple growth levers in a large and growing market
- FV/2020E Adj. EBITDA of 10.5x provides an attractive entry point for investors

Note: All metrics as of June 30, 2019
1. Average across active subscribers on Vivint Smart Home OS as of June 30, 2019
2. Illustrative metrics based on 2019 financials, assuming 60-mo contract; see Appendix B: Financial Supplement for Third Party Financing detail
3. For the quarter ended June 30, 2019

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41

TRANSACTION OVERVIEW AND COMPARABLES 42

Transaction detail

Estimated sources and uses ($M)[1]

Sources	
Mosaic Cash and Investments Held in Trust Account[2]	$353
Mosaic FPA Cash	$150
Fortress PIPE Proceeds	$125
Blackstone PIPE Proceeds	$100
Vivint Equity Rollover	$2,316
Vivint Rollover Net Debt[3]	$2,494
Total Sources	**$5,538**

Uses	
Total Debt Paydown	$690
Vivint Equity Rollover	$2,316
Vivint Rollover Net Debt	$2,494
Estimated Fees & Expenses[5]	$38
Total Uses	**$5,538**

Implied pro forma firm value

Pro Forma Shares Outstanding[4]	309.6
Share Price	$10.00
Implied Equity Value	**$3,096**
Plus: Pro Forma Net Debt[3]	$2,494
Implied Pro Forma Firm Value	**$5,589**
2020E Adjusted EBITDA ($530)	**10.5x**
Net Debt[3] / LTM 6/30/2019 Covenant Adjusted EBITDA ($583)[6]	**4.3x**

Pro Forma Ownership[4]



PIPE Investors
7%
Mosaic
(including FPA
purchasers)
18%
Existing Vivint
Shareholders
75%

Source: Mosaic estimates, company filings

Notes: $ or shares in millions. Assumes existing preferred equity is converted to common equity. For illustrative purposes, pro forma capital structure reflects pay down of 8.750% Senior Notes (due 2020) and additional debt. The parties may elect to use proceeds to repay other indebtedness or for general corporate purposes. Does not include David Maura's commitment to purchase $5mm of shares under his 10b5-1 trading plan

1. All information in the table below is as of June 30, 2019 and does not reflect cash provided or used, changes in outstanding debt or other activity since June 30, 2019
2. Based on the fair value of marketable securities held in the Trust Account as of June 30, 2019
3. Debt does not include any liabilities associated with the Vivint Flex Pay financing programs
4. Assumes no redemptions by public shareholders in connection with the transaction and excludes impact of 11.5 million IPO warrants. Mosaic ownership assumes 34.5 million common shares held by Mosaic IPO investors, 15.8 million common shares held by FPA investors, and 50% of the10.4 million common shares issued to Mosaic sponsor upon conversion of Class F shares. PIPE ownership assumes the issuance of 22.5 million common shares at $10.00 per share. Existing Vivint shareholder ownership definition assumes the issuance of 231.6 million common shares at $10.00 per share. Excludes the impact of management equity incentives
5. Includes deferred underwriting fees (3.5%), legal, advisory, and other fees
6. See Appendix A for definition and reconciliation to the most comparable financial measure calculated in accordance with GAAP

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43

Vivint is a Category of One, offering a highly differentiated strategic and financial opportunity to own the Smart Home subscriber Vivint’sattributes … Subscriber base is a strategic asset Advantaged go-to-market Exceptional subscription profile Attractive unit economics Highly scalable and accelerating business model … distinguish the company vs. peers … … and far exceeds the Rule of 40 20%+ Adj. EBITDA 50% margin (2020E) 40% 30% 95%+ 35%+ Recurring ’18-’20 revenue Adj. EBITDA 20% CAGR EBITDA Margin (’20E) Adjusted 10% >3.0x 0% LTV / Net SAC1 0% 10% 20% 30% 40% 50% Indicates future comp Revenue growth (’20E) Subscribers + Growth at Scale + Predictability + Attractive Margins = Source: Vivint estimates per Vivint management, Peer estimates per Factset as of 9/13/2019. Not all issuers calculate Adjusted EBITDA in the same manner. Amounts presented may not be comparable 44 to similar measures 1. Illustrative metrics based on 2019 financials, assuming 60-mo no RICs contract; see Appendix B: Financial Supplement for Third Party Financing detail

Vivint’s business and financial profile places it in an elite group of companies with significant runway for growth and margin Smart Home Consumer Subscription Comparable Companies 30.5x 20.8x 2020E 10.5x FV / Adj. EBITDA End-to-End Platform Integration Proprietary OS33 Strong Recurring Revenue333 High Customer Retention33 -Massive TAM -Scale ($1B+ revenue)3ïƒ» -Proprietary Customer Financing Solution3ïƒ»ïƒ» 2020E Revenue Growth 12% 22% 22% 2020E Adjusted EBITDA Margin 41% 14% 19% 2018-2020E Adjusted EBITDA CAGR 37% 31% 30% 2020E EV / Revenue 4.3x 8.8x 7.4x Source: Factset as of 9/13/2019 45 Note: Peer data is based on median values for each metrics. Smart Home peers include Alarm.com and Roku; Consumer Subscription include Chegg, GoDaddy, Match, Netflix, SurveyMonkey and Wix. Not all issuers calculate Adjusted EBITDA in the same manner. Amounts presented may not be comparable to similar measures

Competitively differentiated Smart Home platform Proprietary software platform Smart home data / analytics Proprietary devices DIFM service Nationwide consultative go-to-marketïƒ¼ïƒ¼ Consumer financing Vivint’s purpose-built, end-to-end technology platform delivers the Smart Home experience to customers 46

Vivint’s Smart-Home-as-a-Service model yields differentiated visibility into growth and superior margins Smart Home Consumer Subs 2018A – 2020E Adjusted EBITDA CAGR Vivint is positioned to Median: 31% Median: 30% deliver significant equity accretion via a Overall combination of earnings median 30% growth and optimized capital structure … 2020E Adjusted EBITDA Margin … given proven ability to Median: 14% Median: 19% deliver differentiated, superior margins through operating efficiencies and Overall financing solutions median 19% (Flex Pay) … 2020E Revenue Growth Median: 22% Median: 22% … with a highly visible path to growth enabled Overall by 95%+ recurring median revenue1 22% 2020E $1.3 $0.5 $1.5 $0.5 $3.3 $2.4 $25.0 $0.4 $1.0 Revenue ($B) Source: Peer estimates per Factset as of 9/13/2019 47 Note: Calendarized to 12/31 FYE. Sorted in alphabetical order. Not all issuers calculate Adjusted EBITDA in the same manner, amounts presented may not be comparable to similar measures 1. As of June 30, 2019

Attractive entry point for investors Attractive entry point … deal valuation at discount to peers Highly visible growth 95%+ recurring revenue1 $5.7B backlog1 Compelling B2C service model Leader in Smart-Home-as- a-Service Compelling returns driven by Flex Pay model Attractive cash flow dynamics and financing flexibility Low capex requirements and working capital needs Multiple strategic ways to continue winning Numerous unmodeled upsides Smart Home Consumer Subs 2020E EV / Adjusted EBITDA Median: 20.8x Median: 30.5x Overall median 29.5x 2020E EV / Revenue Median: 8.8x Median: 7.4x 12.8x Overall 9.9x median 9.5x 7.4x 7.5x 7.2x 5.6x 4.8x 4.3x 4.1x Vivint Alarm.com Roku Chegg GoDaddy Match Netflix SurveyMonkey Wix Source: Peer estimates per Factset as of 9/13/2019 Note: Calendarized to 12/31 FYE. Sorted in alphabetical order. Not all issuers calculate Adjusted EBITDA in the same manner. Amounts presented may not be comparable to similar measures “NM” defined as multiples >100.0x or <0.0x 48 1. As of June 30, 2019

Transaction overview

Transaction Structure	• Mosaic Acquisition Corp. ("Mosaic") has entered into a definitive agreement to merge with Vivint Smart Home, Inc. ("Vivint") • Following the merger, Mosaic will be renamed Vivint Smart Home, Inc. • Pro forma corporate structure is a NYSE-listed Delaware corporation • Expect to close by the fourth quarter of 2019 / first quarter of 2020[1]
Valuation	• Transaction valued at a pro forma enterprise value of approximately $5.6 billion[2] (10.5x 2020E Adjusted EBITDA of $530 million)
Capital Structure / Pro Forma Leverage	• Transaction expected to be funded through a combination of Mosaic common stock, cash held in trust, proceeds from the forward purchase agreements, assumption of Vivint debt, and $225 million ($125 million by Fortress and $100 million by Blackstone) of PIPE proceeds • Pro forma net leverage of 4.3x based on LTM 6/30/2019 Covenant Adjusted EBITDA[3]

Change to Shareholder Ownership	• In the transaction, existing Vivint shareholders, including investment funds affiliated with The Blackstone Group Inc. ("Blackstone"), Vivint management, and other existing investors are expected to roll entire existing equity stake and contribute a new investment for ~78%[4] of the combined company at closing
	• Equity holders of Mosaic are expected to own ~18%[4] of the combined company at closing and will have board representation
	• PIPE investors (Blackstone and Fortress) are expected to own ~7%[4] of the combined company
	• Current Vivint equity holders will be entitled to an earnout of 25 million shares split equally if share price targets of $12.50 and $15.00 are achieved
	• Founder shares and warrants will be subject to following vesting conditions and performance criteria:
	    • 50% of founder shares will vest immediately at closing
	    • 25% of remaining Founder shares will vest if share price target of $12.50 is achieved and remaining 25% of Founder shares will vest if share price target of $15.00 is achieved. Unvested Founder shares shall be subject to forfeiture if such conditions are not met by the fifth anniversary of closing
	    • 50% of Founder warrants will vest if share price target of $12.50 is achieved and remaining 50% of Founder warrants will vest if share price target of $15.00 is achieved. Unvested Founder warrants shall be subject to forfeiture if such conditions are not met by the fifth anniversary of closing

Note: Does not include David Maura's commitment to purchase $5mm of shares under his 10b5-1 trading plan

1. Unless waived by Vivint, the merger will not close if Mosaic's public stockholders redeem more than 10,350,000 shares of Mosaic's Class A common stock (i.e., more than 30% of Mosaic's outstanding Class A common stock)
2. Reflects transaction valuation at $10.00 per common share
3. Debt does not include any liabilities associated with the Vivint Flex Pay financing programs. See Appendix A for definition and reconciliation to the most comparable financial measure calculated in accordance with GAAP
4. Please refer to transaction structure overview section

vivint.SmartHome
49

Anticipated transaction timeline Date Event Transaction Agreement Executed September 2019 Transaction Announced S-4 and Preliminary Proxy Materials Filed with the SEC Mail Final Proxy Materials to Shareholders November / December 2019 Record Date for Shareholder Vote Fourth quarter of 2019 / first quarter of 2020 Hold Shareholder Vote and Close Transaction 50

APPENDIX A: GENERAL 51

Illustrative pro forma capital structure

Illustrative Pro Forma Capitalization[1]

$M	6/30/2019[2]	Adj	PF	xEBITDA[3]
Cash	$3	$ --	$3	--
Revolver	$134	$ --	$134	--
Term Loan	$804	$ --	$804	--
Senior Secured Notes[4]	$1,395	$ --	$1,395	--
Senior Secured Debt	**$2,333**	**$ --**	**$2,333**	**4.0x**
Net Senior Secured Debt	*$2,330*	$ --	*$2,330*	*4.0x*
Senior Unsecured Notes	$854	($454)	$400	*0.7x*
Total Debt[6]	**$3,187**	**($690)**	**$2,497**	**4.3x**
Net Debt[6]	*$3,184*	($690)	*$2,494*	*4.3x*
Preferred Equity	$100	($100)	$ --	--
Common Equity	$2,216	$880	$3,096	5.8x
Total Capitalization	**$5,503**	**$89**	**$5,593**	**10.6x**
Total Enterprise Value	**$5,500**	**$89**	**$5,589**	**10.5x**
2020E Adjusted EBITDA				**$530**
LTM 6/30/2019 Covenant Adjusted EBITDA[7]				**$583**

Net Leverage Based on Covenant Adjusted EBITDA[5,6]



5.5x
4.3x
6/30/2019
Pro Forma 6/30/19

Summary

- Assumes net proceeds of $690 million used to retire $454 million of the 8.750% Senior Notes (due 2020) and repay $236 million of additional debt. The parties may elect to use proceeds to repay other indebtedness or for general corporate purposes
- Pro Forma net leverage reduced significantly from 5.5x to 4.3x based on LTM 6/30/2019 Covenant Adjusted EBITDA of $583 million
- Reduced debt service burden will allow Vivint to allocate cash flow towards additional high return growth initiatives
- Provides flexibility for management to continue to innovate and invest in the success of the business
- Positions Vivint favorably in capital markets to explore future financing options and capital structure alternatives

Introduction of Flex Pay has generated momentum and significantly improved a number of KPIs

↓

Mosaic transaction significantly reduces debt service requirements and increases cash flow

↓

Immediately allows Vivint to accelerate growth in a capital-efficient manner

Note: Does not include David Maura's commitment to purchase $5mm of shares under his 10b5-1 trading plan

1. All information in the table below is as of June 30, 2019 and does not reflect cash provided or used, changes in outstanding debt or other activity since June 30, 2019
2. Assumes existing preferred equity is converted to common equity
3. EBITDA multiples reflect 2020E Adjusted EBITDA of $530 million for Enterprise Value and Common Equity and reflect LTM 6/30/2019 Covenant Adjusted EBITDA (as per credit agreements) of $583 million for Senior Secured Debt, Net Senior Secured Debt, Total Debt, and Net Debt
4. Includes 8.875% Senior Secured Notes due 2022 ($270 million), 7.875% Senior Secured Notes due 2022 ($900 million), and 8.500% Senior Secured Notes due 2024 ($225 million)
5. Reflects Net Leverage on LTM 6/30/2019 Covenant Adjusted EBITDA of $583 million for 6/30/2019 / PF 6/30/2019
6. Debt does not include any liabilities associated with the Vivint Flex Pay financing programs
7. See following Appendix A slides for reconciliation to the most comparable financial measure calculated in accordance with GAAP

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52

Vivint's direct-to-home sales process



Sales rep training

- Company policy requires each representative to be licensed and complete in-person and online training
- During the summer sales program, sales teams hold daily correlation meetings with sales representatives, six days a week, which typically last one to two hours



Customer credit check

- Sales representatives may run a hard credit check on a prospective customer, with the customer's consent, by obtaining the customer's Social Security number (SSN), date of birth (DOB) and signature



Customer onboarding

- After customer builds proposed smart home system with the sales representative assistance, the representative reviews the summary of equipment with the customer
- Customer must consent to do business electronically
- Customer digitally signs Customer Service Agreement which includes price, payment, term, financial disclosures, fees, payment authorization, and other legal terms, conditions, and disclosures



Equipment loan application

- Customer completes the equipment loan application with a financing partner by entering the customer's name, phone number, SSN, DOB, and annual household income
- Customer then the authorizes loan application and recurring debit or credit card payments
- Company policy requires sales representative to check a government issued ID to verify the customer's name and information on the loan application
- Before submitting the loan application electronically, customer must acknowledge and consent to all terms and conditions by checking the required box and signing electronically at the bottom of the form



Notice of cancelation

- Company policy requires that every customer be given right of rescission period (ROR), which is reviewed with sales representative with the customer and then acknowledged by customer as part of the pre-install survey
- ROR allows customers under 70 years old to cancel within 3-10 days in most jurisdictions, or within 30 days for customers over 70 years old
- The installation technician is responsible for verifying that the customer is in possession of the notice of cancelation at time of install



Digital pre-install survey

- Company policy requires that every customer complete a pre-install survey. This survey is generally completed digitally on an iPad, which creates video and audio recordings of the questions and the customer's responses[1]
- Survey questions include verifying customer's name, address, financing partner and applicable APR, monthly service fee, length of service agreement, confirmation that the sales representative is wearing a uniform and ID badge and customer understands Vivint is not affiliated with any other company



Account & compliance audits

- The account creation team audits ~90% of all contracts



Sales representative compliance

- The compliance team investigates complaints and allegations of misconduct regarding DTH sales representatives. Investigations include interviews with customers, sales representatives, and technicians, as well as reviewing relevant documents
- Compliance team meets with sales leadership to review trends and findings so issues are addressed and fixed throughout the sales season
- The company's compliance committee reviews investigation findings and determines and implements disciplinary actions, up to and including termination

1. Digital survey started at the beginning of 2019. Prior to 2019, and where circumstances require, survey questions and information were and are presented to the customer on a recorded phone call through the company's call center

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53

Adjusted EBITDA and Covenant Adjusted EBITDA reconciliation

($M)	Year Ended December 31, 2016A	Year Ended December 31, 2017A	Year Ended December 31, 2018A	LTM 6/30/2019
Net loss	($276.0)	($410.2)	($467.9)	($443.9)
Interest expense, net	197.5	225.6	244.8	255.2
Income tax expense (benefit)	0.1	1.1	(1.6)	(1.1)
Depreciation	16.8	21.3	25.0	25.6
Amortization	271.8	307.9	489.0	503.1
Non-cash compensation	4.0	1.4	2.2	3.5
MDR fee[1]	–	1.7	6.7	9.4
Other expense (gain), net	6.8	28.0	(17.7)[2]	20.3
Adjusted EBITDA	**$221.0**	**$176.8**	**$280.5**	**$372.1**
Non-capitalized contract costs[3]	175.9	255.5	276.4	260.1
Other covenant adjustments[4]	47.1	58.2	54.5	44.9
Adjustment for a change in accounting principle (Topic 606)[5]	–	–	(73.8)	(94.5)
Covenant Adjusted EBITDA	**$444.1**	**$490.3**	**$537.7**	**$582.6**

Note: Excludes Wireless; as previously disclosed, Vivint completed the spin-out of the Vivint Wireless business to its existing shareholders on July 31, 2019

1. Cost related to financing fees paid under the Vivint Flex Pay program
2. Includes adjustment to eliminate $50.4 million gain on sale of spectrum and intangible assets during the three months ended March 31, 2018
3. Reflects subscriber acquisition costs that are expensed as incurred because they are not directly related to the acquisition of specific subscribers. Certain other industry participants purchase subscribers through subscriber contract purchases, and as a result, may capitalize the full cost to purchase these subscriber contracts, as compared to Vivint's organic generation of new subscribers, which requires Vivint to expense a portion of its subscriber acquisition costs under GAAP
4. Other covenant adjustments includes certain items such as product development costs, subcontracted monitoring fee savings, certain legal and professional fees, expenses associated with retention bonuses, relocation and severance payments, and certain other adjustments
5. Adjustments to eliminate the impact of Vivint's adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers

vivint.SmartHome
54

Free cash flow and unlevered free cash flow reconciliation Year Ended December 31, LTM ($M) 2016A 2017A 2018A 6/30/2019 Operating cash flow ($365.7) ($309.3) ($220.5) ($220.5) Capital expenditures ($11.6) ($20.4) ($19.4) ($11.9) Free Cash Flow ($377.3) ($329.7) ($239.9) ($232.4) Cash interest1 $188.1 $203.4 $236.7 $250.4 Unlevered Free Cash Flow ($189.2) ($126.3) ($3.2) $18.0 55 1. Net interest expense adjusted for tax at the effective rate of 0%

Definition of non-GAAP financial measures This presentation includes Adjusted EBITDA, Covenant Adjusted EBITDA, and Unlevered Free Cash Flow, which are supplemental measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). “Adjusted EBITDA” is defined as net income (loss) before interest, taxes, depreciation, amortization, non-cash compensation, MDR fees, and certain other non-recurring expenses or gains. Management believes that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors because it is frequently used by securities analysts, investors, and other interested parties in their evaluation of the operating performance of companies in industries similar to Vivint’s. “Covenant Adjusted EBITDA” is defined as net income (loss) before interest expense (net of interest income), income and franchise taxes and depreciation and amortization (including amortization of capitalized subscriber acquisition costs), further adjusted to exclude the effects of certain contract sales to third parties, non-capitalized subscriber acquisition costs, stock based compensation and certain unusual, non-cash, nonrecurring and other items permitted in certain covenant calculations under the agreements governing Vivint’s notes, the credit agreement governing the term loan and the credit agreement governing the revolving credit facility. Management believes that the presentation of Covenant Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of, and compliance with, certain financial covenants contained in the agreements governing Vivint’s notes, the credit agreements governing the revolving credit facility and the term loan. “Free Cash Flow” is defined as cash flow from operations less capital expenditures. Management believes that the presentation of Unlevered Free Cash Flow is appropriate to provide additional information to investors because it is frequently used by securities analysts, investors, and other interested parties in their evaluation of the operating performance of companies in industries similar to Vivint’s. “Unlevered Free Cash Flow” is defined as cash flow from operations less capital expenditures plus net interest expense adjusted for tax at the effective rate of 0%. Management believes that the presentation of Unlevered Free Cash Flow is appropriate to provide additional information to investors because it is frequently used by securities analysts, investors, and other interested parties in their evaluation of the operating performance of companies in industries similar to Vivint’s. Management cautions investors that amounts presented in accordance with Vivint’s definition of Adjusted EBITDA, Covenant Adjusted EBITDA, Free Cash Flow, and Unlevered Free Cash Flow may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate Adjusted EBITDA, Covenant Adjusted EBITDA, and Unlevered Free Cash Flow in the same manner. Adjusted EBITDA, Free Cash Flow, Covenant Adjusted EBITDA, and Unlevered Free Cash Flow are not measurements of Vivint’s financial performance under GAAP and should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as a measure of Vivint’s liquidity. See foregoing Appendix A slides for reconciliations of this presentation for reconciliations of Adjusted EBITDA, Covenant Adjusted EBITDA, Free Cash Flow, and Unlevered Free Cash Flow to net loss for Vivint, which management believes is the most closely comparable financial measure calculated in accordance with GAAP. Adjusted EBITDA, Covenant Adjusted EBITDA, Free Cash Flow, and Unlevered Free Cash Flow should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. 56

Certain definitions Total Subscribers - is the aggregate number of active Smart Home and security subscribers at the end of a given period. Total Monthly Service Revenue – is the contracted recurring monthly service billings to our smart home and security subscribers, based on the Total Subscribers number as of the end of a given period. Average Monthly Subscription Revenue per User – or AMSRU, is Total MSR divided by Total Subscribers at the end of a given period. Attrition Rate - is the aggregate number of canceled Smart Home and security subscribers during the prior 12 month period divided by the monthly weighted average number of Total Subscribers based on the Total Subscribers at the beginning and end of each month of a given period. Subscribers are considered canceled when they terminate in accordance with the terms of their contract, are terminated by Vivint or if payment from such subscribers is deemed uncollectible (when at least four monthly billings become past due). If a sale of a service contract to third parties occurs, or a subscriber relocates but continues their service, Vivint does not consider this as a cancellation. If a subscriber transfers their service contract to a new subscriber, Vivint does not consider this a cancellation. Average Subscriber Lifetime - in number of months, is 100% divided by Vivint’s expected long-term annualized attrition rate multiplied by 12 months. Net Service Costs - is the average monthly service costs incurred during the period (both period and capitalized service costs), including monitoring, customer service, field service and other service support costs, less total non-recurring Smart Home services billings for the period. Net Service Cost per Subscriber - is the average monthly service costs incurred during the period (both period and capitalized service costs), including monitoring, customer service, field service and other service support costs, less total non-recurring Smart Home services billings for the period divided by average monthly Total Subscribers for the same period. Net Service Margin - is the monthly average service RPU for the period, less total average net service costs for the period divided by the monthly average MSR for the period. New Subscribers - is the aggregate number of net new Smart Home and security subscribers originated during a given period. This metric excludes new subscribers acquired by the transfer of a service contract from one subscriber to another. Net Subscriber Acquisition Costs - is the net cash cost to create new Smart Home and security subscribers during a given 12 month period. These costs include commissions, Products, installation, marketing, sales support and other allocations (general and administrative and overhead) less upfront payment received from the sale of Products associated with the initial installation, and installation fees. These costs exclude capitalized contract costs and upfront proceeds associated with contract modifications. Net Subscriber Acquisition Costs per New Subscriber - is the net cash cost to create new Smart Home and security subscribers during a given 12 month period divided by New Subscribers for that period. These costs include commissions, Products, installation, marketing, sales support and other allocations (general and administrative and overhead) less upfront payment received from the sale of Products associated with the initial installation, and installation fees. These costs exclude capitalized contract costs and upfront proceeds associated with contract modifications. Total Bookings - is total monthly service revenue for New Subscribers multiplied by Average Subscriber Lifetime, plus total Product revenue to be recognized over the contract term from New Subscribers. Total Monthly Service Revenue for New Subscribers - is the contracted recurring monthly service billings to Vivint’s New Subscribers during a given period. Average Monthly Service Revenue per New Subscriber - is the Total Monthly Service Revenue for New Subscribers divided by New Subscribers during a given period. Lifetime Service Revenue per New Subscriber - is the Total Monthly Service Revenue for New Subscribers divided by New Subscribers, multiplied by Average Subscriber Lifetime. Lifetime Service Margin per New Subscriber (LTV margin) - is Total Monthly Service Revenue/Total service RPU for New Subscribers less Net Service Cost per Subscriber multiplied by Average Subscriber Lifetime LTV / Net SAC - is the Lifetime Service Margin per New Subscriber plus RIC equipment revenue per new subscriber, divided by Net Subscriber Acquisition Costs per New Subscriber including financing costs Monthly revenue per user (RPU) - is the recurring monthly amount billed to a smart home and security subscriber for products and services. RPU excludes cash received from equipment sales associated with the initial installation. Monthly service revenue (Service RPU) - is the recurring monthly amount billed to a smart home and security subscriber for services. Service RPU excludes cash received from product sales associated with the initial installation. Total Subscriber Lifetime Backlog - is total unrecognized Product revenue plus total service revenue expected to be recognized over the remaining subscriber lifetime for Total Subscribers. 57

APPENDIX B: FINANCIAL SUPPLEMENT 58

The “Unit of 1” defines one subscriber’s value Profile of one subscriber Key business drivers Subscriber Subscriber Acquisition Costs Service margin acquisition costs Gross subscriber acquisition cost - Cost to acquire and Subscription-based Average equipment proceeds at sale activate one subscriber monthly revenue less Net subscriber acquisition costs (SAC) = net servicing cost Monthly subscriber economics Monthly service revenue - Cash flow illustration, net of attrition Net servicing costs = Service margin ($) / (%) Service Margin Payback Subscriber Unit Economics Cash Flow Lifetime margin value of subscriber (LTV) cumulative Net subscriber acquisition costs (SAC) + Equipment financing costs (financing fees)1 Net = Net SAC incl. financing fees SAC Subscriber Lifecycle LTV / Net SAC incl. financing fees 59 1. Fees paid to Third Party Financial partners; see following Third Party Financing Provider A (“TPFA”) detail

Flex Pay materially decreases the net subscriber acquisition cost while delivering a higher lifetime customer return

	Unit of 1 profile[1]	Pre-Flex Pay[2] Equipment included w/ service	Flex Pay today[3] *Financing partners + RIC* Customer finances equipment	Flex Pay optimized[3] *Financing partners only, no RIC* Customer finances equipment
Subscriber acquisition costs	**Gross subscriber acquisition cost**	**$2,150**	**$2,150**	**$2,150**
	Less: Avg. equipment proceeds at sale[4]	($115)	($1,151)	($1,338)
	Net subscriber acquisition cost (SAC)	**$2,035**	**$999**	**$812**
Monthly subscriber economics	Monthly service revenue per user	~$67	~$48	~$48
	x 96 Months	$6,432	$4,647	$4,647
	Service margin %	78%	~70%	~70%
Subscriber unit economics	**Lifetime margin value of subscriber (LTV)**	**$5,017**	**$3,265**	**$3,265**
	Net subscriber acquisition cost (SAC)	$2,035	$999	$812
	Plus: Equipment financing costs (financing fees[5])	$0	$239	$278
	Net SAC incl. financing fees	**$2,035**	**$1,238**	**$1,090**
	LTV / Net SAC incl. financing fees	**2.5x**	**2.6x**	**>3.0x**
	IRR %	22%	39%	47%

1. Unit of 1 profile simplified for illustrative purpose
2. Illustrative metrics based on 2016 financials, assuming 60-mo contract
3. Illustrative metrics based on 2019 financials, assuming 60-mo contract; see following Third Party Financing Provider detail
4. $1,500 average retail value at point of sale, not including PIF
5. Fees paid to Third Party Financing Providers used in LTV / Net SAC; see following Third Party Financing Provider A ("TPFA") detail

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Utilization of Flex Pay and continued scaling of the business continues to drive differentiated profitability and cash flow



2016A
2019E
2021E
New customer mix
Third party Financing Provider (TPF)
Legacy / Retail installment contracts (RIC)[1]
Paid in full (PIF)
Legacy[1]
RIC 14%
PIF 14%
TPFA 59%
TPFB 13%
non-RIC 72%
RIC
PIF
TPF
non-RIC
Net SAC
$1,996
$1,064 (Q2'19 LTM)
Adj. EBITDA ($M)
$221
$414
$623
Unlevered free cash flow ($M)
($189)

	2016A	2019E	2021E
Net debt / Cov. Adj. EBITDA[3]	5.6x	~4.0x (PF)	<3.0x
Cash interest payments ($M)	$188	$250 (Q2'19 LTM)	–
Free cash flow ($M)	($377)	($232) (Q2'19 LTM)	Manage for neutral

Commentary

- Flex Pay was introduced in early 2017[2]
- Unit economics have materially improved given scale and Flex Pay introduction

- Improved unit economics accelerating Adj. EBITDA
- Optimized cash model driving positive unlevered free cash flow

- Mosaic transaction proceeds and scale driving delevering
  - ~$50M annual interest expense savings with $690M (~20%) in debt paydown
- Potential for additional capital structure refinancing, which represents additional improvement opportunity

See Appendix A for definition and reconciliation to the most comparable financial measure calculated in accordance with GAAP
1. Pre-Flex Pay legacy business similar to RIC included equipment as part of the monthly service revenue
2. U.S. only; Canadian-originated subscribers ~100% RIC
3. Net Leverage is calculated as Net Debt / LTM Covenant Adjusted EBITDA and includes adjustment for expensed SAC. Net Debt does not include any liabilities associated with the Vivint Flex Pay financing programs

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Illustration of the "Unit of 1"

	Gross SAC	Proceeds at sale	Net SAC	Mix (2019E)
TPFA[1]	$2,150	$1,500	$650	59%
TPFB[1]	$2,150	$967	$1,183	13%
Paid in full[2]	$2,150	$1,000	$1,150	14%
RIC[3]	$2,150	-	$2,150	14%

$1,151 W Avg

1 Subscriber transaction at point of sale

Original purchase transaction	Term length	Revenue recognition[1]	Payment type	Avg. proceeds at sale
Equipment **$1,500 (retail)**	5 yr contract	Deferred over contract term	Financing partners, paid in full, retail installment contracts	$1,151
Service **$48/mo**	5 yr contract, 8 yr average	Recognized on a monthly basis	Monthly payment to Vivint	$34 ongoing monthly

- The **2 components of each purchase** include equipment and ongoing service agreement
- There are **4 payment types** under Flex Pay: Third Party financing ("TPF-"), Paid-in-full ("PIF"), Retail Installment Contract ("RIC")
- Each is recognized differently on a cash flow and accounting basis

2 Subscriber acquisition cost



Overhead ~17%
Installation ~17%
Commissions / Lead Generation ~33%
Equipment ~33%

Gross subscriber acquisition costs (SAC)	65% capitalized; 35% expensed	**($2,150)[4]**
Less: Avg. equipment proceeds at sale		$1,151
Net SAC [5] (A)		**($999)**

- Gross subscriber acquisition cost, which includes commission / lead generation, equipment and installation, and overhead, is adjusted by proceeds from the sale of equipment of **$1,151** with an **average retail value of $1,500**

3 Monthly subscriber economics

Monthly service revenue	$48
Monthly service margin (~70% margin) (B)	**$34**
Point-of-Sale net cash flow (A + B)	*($965)*

- Ongoing service revenue's embedded cost results in monthly **service margin of $34**
- First month point of sale net cash flow is Net SAC + first month's service margin

Note: Although customers pay separately for Products and Services under the Vivint Flex Pay plan, Vivint has determined that the sale of Products and Services are one single performance obligation. The illustrative financial framework is provided to demonstrate how each component of the single performance obligation is recorded in the financial statements
Payment type detail available in following slides
1. Third Party Financing Provider (TPF) and respective "A" and "B" providers
2. Paid in full (PIF) customers are customers that pay the full cost of their equipment up front with no financing program and generally have lower upfront hardware spend than other payment program
3. Retail installment contracts (RIC) customers finance the cost of their equipment but do not qualify for programs offered by the Third Party Financing Providers and are financed by Vivint
4. Includes sales and marketing, equipment, installation and overhead costs
5. Does not include equipment financing cost related to "TPFA"

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Illustrative consumer financing: Third Party Financing Provider A ("TPFA")

Monthly amount billed to subscriber (cash received)				Margin per user during initial contract term			Subscriber acquisition costs		
							Payment from TPFA is netted against gross SAC		
Service RPU	Customer payment to TPFA	Total monthly payments		Service margin	TPFA contribution	Blended margin/contribution	SAC(gross)	Proceeds from TPFA	SAC(net)
~$48	$25	~$73		$34	N/A	$34	$2,150	($1,500)	$650
			Margin%	*70%*		*70%*			

Income statement view

Recurring and other revenue-P&L	Monthly	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6	Yr 7	Yr 8
Monthly service RPU	~$48	$583	$583	$583	$583	$583	$583	$583	$583
Equipment revenue[(a)]	$19	$225	$225	$225	$225	$225	-	-	-
Total recurring and other revenue	~$67	$808	$808	$808	$808	$808	$583	$583	$583

Balance sheet view (equipment portion)

	Time of installation
Assets	
Cash	$1,500
Total assets	**$1,500**
Liabilities	
Deferred revenue (Current)	$225[(a)]
Accrued Expenses and other current liabilities	$75
Deferred revenue, net of current portion	$900[(a)]
Other long-term obligations	$300
Total liabilities	**$1,500**

- Vivint receives cash from TPFA for the full amount of the customer's purchase of equipment and related installation
- Revenue from the purchase of the products and related installation, less the present value of the expected amount to be paid to TPFA for MDR fees and loss share, is deferred (reference item a)
- Deferred revenue (equipment revenue) is amortized straight-line over contract period (reference item a)

Note: For certain third-party provider loans, Vivint pays a monthly fee based on either the average daily outstanding balance of the loans (MDR fees) or the number of outstanding loans, depending on the third-party financing provider. Additionally, Vivint shares in the liability for credit losses depending on the credit quality of the customer, with Vivint being responsible for between 5% to 100% of lost principal balances, depending on factors specified in the agreement with such provider. Because of the nature of these provisions, Vivint records a derivative liability at its fair value when the third-party financing provider originates loans to customers, which reduces the amount of estimated revenue recognized on the provision of the services

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Illustrative consumer financing: Third Party Financing Provider B ("TPFB")

Monthly amount billed to subscriber (cash received)				Margin per user during initial contract term			Subscriber acquisition costs		
							Payment from TPFB is netted against gross SAC		
Service RPU	Customer payment to TPFB	Total monthly payments		Service margin	TPFB contribution	Blended margin/contribution	SAC(gross)	Proceeds from TPFB	SAC(net)
~$48	$25	~$73		$34	N/A	$34	$2,150	($967)	$1,183
			Margin%	*70%*		*70%*			

Income statement view

Recurring and other revenue-P&L	Monthly	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6	Yr 7	Yr 8
Monthly service RPU	~$48	$583	$583	$583	$583	$583	$583	$583	$583
Equipment revenue[(a)]	$16	$194	$194	$194	$194	$194	-	-	-
Total recurring and other revenue	~$64	$777	$777	$777	$777	$777	$583	$583	$583

Balance sheet view (equipment portion)

	Time of installation
Assets	
Cash	$967
Total assets	**$967**
Liabilities	
Deferred revenue (Current)	$194[(a)]
Deferred revenue, net of current portion	$773[(a)]
Total liabilities	**$967**

- Vivint receives cash for the customer's purchase of equipment and installation from TPFB, net of the upfront MDR fee
- Deferred revenue (equipment revenue) is amortized straight-line over contract period (reference item a)

Note: For certain third-party provider loans, Vivint pays a monthly fee based on either the average daily outstanding balance of the loans or the number of outstanding loans, depending on the third-party financing provider. Additionally, Vivint shares in the liability for credit losses depending on the credit quality of the customer, with Vivint being responsible for between 5% to 100% of lost principal balances, depending on factors specified in the agreement with such provider. Because of the nature of these provisions, Vivint records a derivative liability at its fair value when the third-party financing provider originates loans to customers, which reduces the amount of estimated revenue recognized on the provision of the services

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Illustrative paid-in-full contract (“PIF”) Monthly amount billed to subscriber (cash Margin per user during initial contract term Subscriber acquisition costs received) Total monthly Blended Rec’d from Service RPU Equipment payments Service margin Equipment margin/contribution SAC(gross) customer SAC(net) ~$48 $0 $48 $34 N/A $34 $2,150 ($1,000) $1,150 Margin% 70% 70% Income statement view Balance sheet view (equipment portion) Recurring and other Time of Monthly Yr 1 Yr 2 Yr 3 Yr 4 Yr 5 Yr 6 Yr 7 Yr 8 revenue-P&L Assets installation Cash $1,000 Monthly service RPU ~$48 $583 $583 $583 $583 $583 $583 $583 $583 Total assets $1,000 Equipment revenue(a) $28 $333 $333 $333 — ——Liabilities Deferred revenue (Current liabilities) $333(a) Total recurring and other ~$76 $917 $917 $917 $583 $583 $583 $583 $583 Deferred revenue, net of current portion $667(a) revenue Total liabilities $1,000 Vivint receives cash for the full amount of the purchase of equipment and related installation Revenue from the purchase of the equipment and related installation is deferred (reference item a) Deferred revenue (equipment revenue) is amortized over 36 months 65

Illustrative retail installment contract ("RIC")

Monthly amount billed to subscriber (cash received)				Margin per user during initial contract term			Subscriber acquisition costs		
Service RPU	RIC	Total RPU		Service margin	RIC[1] Contribution	Blended margin/contribution	SAC(gross)	Rec'd from customer	SAC(net)
~$48	$25	~$73		$34	~$21	$55	$2,150	$0	$2,150
			Margin%	*70%*	*~83%*	*70%*			

[1] RIC contribution excludes SAC

Income statement view

Recurring and other revenue-P&L	Monthly	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6	Yr 7	Yr 8
Monthly service RPU	~$48	$583	$583	$583	$583	$583	$583	$583	$583
RIC revenue Components									
Interest revenue[(a)]	$8	$98	$77	$55	$30	$4	-	-	-
Equipment revenue[(b)]	$16	$195	$195	$195	$195	$195	-	-	-
Total RIC revenue[(a)+(b)]	$24	$293	$272	$250	$225	$199	-	-	-
Total recurring and other revenue	~$72	$876	$855	$833	$809	$782	$583	$583	$583

- Vivint records a note receivable from the customer for the purchase of equipment and related installation less the imputed interest
- Revenue from the purchase of the equipment and related installation less the imputed interest is deferred (reference item a and b)
- Deferred revenue (equipment revenue–refer to item b) is amortized over contract period (straight-line)

Balance sheet view (equipment portion)

Assets	Time of installation
Accts and notes rec, net (current assets)	$195
Long-Term investment and other assets, net	$780
Total assets	**$975**
Liabilities	
Deferred revenue (Current liabilities)	$195[(b)]
Deferred revenue, net of current portion	$780[(b)]
Total liabilities	**$975**

- The imputed interest (interest revenue–refer to item a) is amortized over the initial term of the RIC (effective interest method)
- Loan discount amount is subject to market interest rates changes and the customer credit profile

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vivint.SmartHome Note: Illustration represents average revenue across a pool of RICs

While quarterly attrition may vary given cohort dynamics of the business, Vivint’s subscriber life of ~8 years remains constant Illustrative cohort attrition In-term End of term Post-initial term 28–35% 15–18% 7–9% Attrition is typically expected to 11–14% increase at first major renewal year 85+ (mos.) (year 5) for 60 month contracts 0 5 10 15 20 25 30 35 40 45 50 55 60 65 70 75 80 85 85+ Contract months (mos.) LTM attrition rate Overall, normalized run-rate attrition ranges between 12–13% over the average life of the customer 12.9% 13.4% 12.6% 12.3% Contract term length changed to 60 months with the introduction of 11.8% 11.0% 10.7% 11.1% Flex Pay, impacting the percentage of base coming to end of term starting in mid-2018 Increase of attrition rates in Q1 and Q2 2019 due to multiple cohorts simultaneously reaching end of term; trend expected to continue to increase through 2020 as contracts come to end of term and then return to normalized levels Q4’16 Q4’17 Q1’18 Q2’18 Q3’18 Q4’18 Q1’19 Q2’19 Cohorts at initial end of contract term during 2019 % base at end 7.5% 7.8% 8.0% 12.2% 15.9% 17.1% 18.8% 19.3% of term1 – 2014 60-mo contracts – 2015 42-mo contracts (4Q18–1Q19) – 2016 42-mo contracts (4Q19–1Q20) 67 Note: Attrition rate excludes wireless internet business and sales channel pilots 1. Percent of base coming to end of initial term in the trailing year period

Accounting for key items Item Accounting Methodology Translation to Financial statements Equipment proceeds Deferred over contract period B/S: Deferred revenue Equipment financing fees Recorded as a liability over contract period B/S: Current & LT liabilities Point of Sale Equipment loss share Recorded as a liability over contract period B/S: Current & LT liabilities Gross SAC: 65% Capitalized over contract period B/S: Capitalized contract cost Gross SAC: 35% Expensed in period I/S: Operating expenses & selling expense Equipment proceeds Monthly recognition of POS transaction I/S: Recurring & other rev. Equipment financing fees Monthly recognition of POS transaction—Monthly Equipment loss share Monthly recognition of POS transaction—Gross SAC: 65% Monthly recognition of POS transaction I/S: Amort. of contract costs Service revenue Cash received I/S: Recurring & other revenue Service costs In period expense I/S: Operating expenses 68

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